Exhibit 99.1

For Immediate Release
October 30, 2020

PNM Resources Reports Third Quarter Results
2020 Revised Ongoing Earnings Guidance Affirmed, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q3 2020	Q3 2019	YTD 2020	YTD 2019
GAAP net earnings attributable to PNM Resources	$121.8	$102.8	$164.0	$45.6
GAAP diluted EPS	$1.52	$1.28	$2.05	$0.57
Ongoing net earnings	$111.9	$104.4	$170.3	$143.6
Ongoing diluted EPS	$1.40	$1.31	$2.13	$1.80

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s 2020 third quarter results. In addition, management affirmed its recently increased 2020 consolidated ongoing earnings guidance of $2.23 to $2.31 per diluted share, targeting the midpoint of this range.

“Record temperatures in August contributed to higher third quarter earnings and increased expectations for the year,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “As our customers and communities face the prolonged impacts of this pandemic, our teams continue to look for new ways to provide support through customer financial assistance, non-profit grants and local donations. We remain committed to supporting and serving our customers and rebuilding our communities.”

During today’s earnings conference call, PNM Resources will highlight recent efforts and achievements aligned with the company’s commitment to environmental, social and governance (ESG) principles, including increasing support to customers and communities during the ongoing pandemic and partnerships to further clean energy goals. The company recently announced a merger with AVANGRID (NYSE: AGR) that is strategically aligned in the transition to clean energy and commitment to ESG principles and will provide benefits to customers, communities, employees and shareholders.

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SEGMENT REPORTING OF 2020 THIRD QUARTER EARNINGS

PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q3 2020	Q3 2019	YTD 2020	YTD 2019
GAAP net earnings attributable to PNM Resources	$99.3	$80.7	$128.8	$12.8
GAAP diluted EPS	$1.24	$1.01	$1.61	$0.16
Ongoing net earnings	$89.5	$82.3	$133.9	$110.7
Ongoing diluted EPS	$1.12	$1.03	$1.68	$1.39

•PNM’s GAAP and Ongoing earnings increased during the third quarter of 2020, reflecting increases in retail sales from the combined impacts of COVID-19 and record-high August temperatures. Increased residential usage was partially offset by decreased commercial usage due to business restrictions.
•GAAP earnings were also higher in 2020 as a result of net changes in unrealized gains and losses on investment securities for its decommissioning and reclamation trusts.
•Earnings were also higher in the third quarter of 2020 due to higher transmission margins and the refinancing of debt at lower interest rates. These increases were partially offset by expected increases in operational spending and the creation of COVID Customer Relief Programs to provide financial assistance towards past-due electric bills. Additional depreciation expense on new capital investments was mitigated by property tax reductions.

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q3 2020	Q3 2019	YTD 2020	YTD 2019
GAAP net earnings attributable to PNM Resources	$23.9	$25.1	$47.2	$44.5
GAAP diluted EPS	$0.30	$0.31	$0.59	$0.56
Ongoing net earnings	$23.9	$25.1	$47.2	$44.6
Ongoing diluted EPS	$0.30	$0.31	$0.59	$0.56

•TNMP’s GAAP and ongoing earnings increased in the third quarter of 2020 due to the implementation of Transmission Cost of Service (TCOS) rate increases implemented in September 2019 and March 2020 and a Distribution Cost of Service (DCOS) rate increase implemented in September 2020. These increases were offset by expected increases in operational spending and higher depreciation and property tax expenses resulting from additional capital investments.
•The combined impacts of COVID-19 and temperatures that were lower than the third quarter of 2019 were largely offsetting. COVID-19 restrictions continued to increase volumetric (primarily residential) load and reduce demand-based (commercial and industrial) load.

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Corporate and Other – a segment that reflects the PNM Resources holding company and other subsidiaries.
Corporate and Other (In millions, except EPS)

	Q3 2020	Q3 2019	YTD 2020	YTD 2019
GAAP net earnings (loss) attributable to PNM Resources	($1.5)	($3.0)	($12.0)	($11.7)
GAAP diluted EPS	($0.02)	($0.04)	($0.15)	($0.15)
Ongoing net earnings (loss)	($1.5)	($3.0)	($10.8)	($11.7)
Ongoing diluted EPS	($0.02)	($0.03)	($0.14)	($0.15)

•Corporate and Other’s ongoing losses were reduced in the third quarter of 2020 due to higher tax benefits resulting from a higher effective tax rate.

Financial materials are available at http://www.pnmresources.com/investors/results.cfm.

THIRD QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, OCTOBER 30
PNM Resources will discuss these items during a live conference call and webcast on Friday, October 30ht at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Don Tarry, PNM Resources senior vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10148353. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources third quarter conference call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2019 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,811 megawatts of generation capacity and provides electricity to more than 790,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the failure by AVANGRID to obtain the necessary financing arrangement set forth in commitment letter received in connection with the Merger, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iv) the possibility that PNMR’s shareholders may not approve the Merger Agreement, (v) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, (vi) risks related to disruption of management time from ongoing business operations due to the proposed Merger, and (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-5.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended September 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$99,319	$23,921	$(1,472)	$121,768
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(12,776)	—	—	(12,776)
Regulatory disallowances2b	—	—	—	—
Pension expense related to previously disposed of gas distribution business2c	1,131	—	—	1,131
Costs to review strategic growth opportunities2d	—	—	354	354
Total adjustments before income tax effects	(11,645)	—	354	(11,291)
Income tax impact of above adjustments[1]	2,958	—	(90)	2,868
Timing of statutory and effective tax rates on non-recurring items[3]	(1,146)	—	(284)	(1,430)
Total income tax impacts[4]	1,812	—	(374)	1,438
Adjusting items, net of income taxes	(9,833)	—	(20)	(9,853)
Ongoing Earnings (Loss)	$89,486	$23,921	$(1,492)	$111,915

Nine Months Ended September 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$128,802	$47,187	$(11,992)	$163,997
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	1,502	—	—	1,502
Regulatory disallowances2b	1,911	—	—	1,911
Pension expense related to previously disposed of gas distribution business2c	3,394	—	—	3,394
Costs to review strategic growth opportunities2d	—	—	1,587	1,587
Total adjustments before income tax effects	6,807	—	1,587	8,394
Income tax impact of above adjustments[1]	(1,729)	—	(403)	(2,132)
Timing of statutory and effective tax rates on non-recurring items[3]	—	—	—	—
Total income tax impacts[4]	(1,729)	—	(403)	(2,132)
Adjusting items, net of income taxes	5,078	—	1,184	6,262
Ongoing Earnings (Loss)	$133,880	$47,187	$(10,808)	$170,259

[1] Tax effects calculated using a tax rate of 25.4%
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] (Increases) decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increase of $1.9 million in "Interest Charges" and decrease of less than $0.1 million in "Other income" reflecting disallowances of previously capitalized AFUDC for certain costs included in the AFUDC computation, resulting from a FERC audit.

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 23.9% for PNMR, and the GAAP anticipated effective tax rates of 11.3% for PNM and 8.4% for PNMR, which will reverse by year end

[4] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended September 30, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$80,729	$25,087	$(3,045)	$102,771
Adjusting items before income tax effects:
Mark-to-market impact of economic hedges2a	(28)	—	—	(28)
Net change in unrealized gains and losses on investment securities2b	(1,202)	—	—	(1,202)
Pension expense related to previously disposed of gas distribution business2d	1,044	—	—	1,044
Process improvement initiatives2e	149	51	—	200
Four Corners coal mine reclamation2f	1,078	—	—	1,078
Total adjustments before income tax effects	1,041	51	—	1,092
Income tax impact of above adjustments[1]	(264)	(11)	—	(275)
Timing of statutory and effective tax rates on non-recurring items[3]	744	(5)	91	830
Total income tax impacts[4]	480	(16)	91	555
Adjusting items, net of income taxes	1,521	35	91	1,647
Ongoing Earnings (Loss)	$82,250	$25,122	$(2,954)	$104,418

Nine Months Ended September 30, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$12,797	$44,452	$(11,692)	$45,557
Adjusting items before income tax effects:
Mark-to-market impact of economic hedges2a	(84)	—	—	(84)
Net change in unrealized gains and losses on investment securities2b	(13,692)	—	—	(13,692)
Regulatory disallowances and restructuring costs2c	150,599	—	—	150,599
Pension expense related to previously disposed of gas distribution business2d	3,134	—	—	3,134
Process improvement initiatives2e	559	186	—	745
Four Corners coal mine reclamation2f	794	—	—	794
Total adjustments before income tax effects	141,310	186	—	141,496
Income tax impact of above adjustments[1]	(35,893)	(39)	—	(35,932)
Deferred income tax impact of regulatory disallowances	(7,485)	—	—	(7,485)
Timing of statutory and effective tax rates on non-recurring items[3]	(52)	12	6	(34)
Total income tax impacts[4]	(43,430)	(27)	6	(43,451)
Adjusting items, net of income taxes	97,880	159	6	98,045
Ongoing Earnings (Loss)	$110,677	$44,611	$(11,686)	$143,602

[1] 2019 income tax effects calculated using a tax rate of 25.40% for PNM and 21% for TNMP
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] (Reductions) in "Electric Operating Revenues" and "Cost of energy" of $257 and $285 in the three months ended September 30, 2019 and $737 and $821 in the nine months ended September 30, 2019
[b] (Increases) in "Gains on investment securities"
[c] Increases in "Regulatory disallowances and restructuring costs"
[d] Increases in "Other (deductions)"
[e] Increases in "Administrative and general"
[f] Increases in "Cost of energy"
[3] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 10.8% for PNM and 8.4% for PNMR, which will reverse by year end

[4] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended September 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$1.24	$0.30	$(0.02)	$1.52
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.12)	—	—	(0.12)
Regulatory disallowances	—	—	—	—
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Cost to review strategic growth opportunities	—	—	—	—
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	(0.12)	—	—	(0.12)
Ongoing Earnings (Loss)	$1.12	$0.30	$(0.02)	$1.40
Average Diluted Shares Outstanding: 79,906,216

Nine Months Ended September 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$1.61	$0.59	$(0.15)	$2.05
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.02	—	—	0.02
Regulatory disallowances	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.03	—	—	0.03
Cost to review strategic growth opportunities	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	—	—	—	—
Total Adjustments	0.07	—	0.01	0.08
Ongoing Earnings (Loss)	$1.68	$0.59	$(0.14)	$2.13
Average Diluted Shares Outstanding: 79,954,429

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended September 30, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$1.01	$0.31	$(0.04)	$1.28
Adjusting items, net of income tax effects:
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	(0.01)	—	—	(0.01)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Process improvement initiatives	—	—	—	—
Four Corners coal mine reclamation	0.01	—	—	0.01
Timing of statutory and effective tax rates on non-recurring items	0.01	—	0.01	0.02
Total Adjustments	0.02	—	0.01	0.03
Ongoing Earnings (Loss)	$1.03	$0.31	$(0.03)	$1.31
Average Diluted Shares Outstanding: 80,000,506

Nine Months Ended September 30, 2019
GAAP Net Earnings (Loss) Attributable to PNMR	$0.16	$0.56	$(0.15)	$0.57
Adjusting items, net of income tax effects:
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	(0.13)	—	—	(0.13)
Regulatory disallowances and restructuring costs	1.41	—	—	1.41
Pension expense related to previously disposed of gas distribution business	0.03	—	—	0.03
Process improvement initiatives	—	—	—	—
Four Corners coal mine reclamation	0.01	—	—	0.01
Deferred income tax impact of regulatory disallowances	(0.09)	—	—	(0.09)
Timing of statutory and effective tax rates on non-recurring items	—	—	—	—
Total Adjustments	1.23	—	—	1.23
Ongoing Earnings (Loss)	$1.39	$0.56	$(0.15)	$1.80
Average Diluted Shares Outstanding: 79,979,723

PNM Resources, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$455,120	$418,673	$1,121,177	$1,049,287
Alternative revenue programs	(12,376)	(6,779)	(7,484)	(300)
Other electric operating revenue	29,721	21,692	50,043	64,471
Total electric operating revenues	472,465	433,586	1,163,736	1,113,458
Operating Expenses:
Cost of energy	133,991	108,736	326,564	314,145
Administrative and general	51,611	47,613	148,096	142,782
Energy production costs	31,148	30,877	98,111	108,853
Regulatory disallowances and restructuring costs	—	—	—	150,599
Depreciation and amortization	68,400	68,350	207,395	199,771
Transmission and distribution costs	18,742	16,461	54,062	52,333
Taxes other than income taxes	20,768	21,009	62,815	61,327
Total operating expenses	324,660	293,046	897,043	1,029,810
Operating income	147,805	140,540	266,693	83,648
Other Income and Deductions:
Interest income	3,180	3,440	9,674	10,489
Gains on investment securities	14,401	1,686	3,172	20,299
Other income	7,022	4,256	13,728	11,050
Other (deductions)	(7,361)	(3,612)	(14,141)	(9,980)
Net other income and deductions	17,242	5,770	12,433	31,858
Interest Charges	27,263	30,359	88,785	91,785
Earnings before Income Taxes	137,784	115,951	190,341	23,721
Income Taxes (Benefits)	12,331	9,188	14,726	(32,420)
Net Earnings	125,453	106,763	175,615	56,141
(Earnings) Attributable to Valencia Non-controlling Interest	(3,553)	(3,860)	(11,222)	(10,188)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(396)	(396)
Net Earnings Attributable to PNMR	$121,768	$102,771	$163,997	$45,557
Net Earnings Attributable to PNMR per Common Share:
Basic	$1.52	$1.29	$2.05	$0.57
Diluted	$1.52	$1.28	$2.05	$0.57
Dividends Declared per Common Share	$0.3075	$0.2900	$0.9225	$0.8700